EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for Second Quarter Fiscal 2012

MINNEAPOLIS, April 11, 2012 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for the second quarter of fiscal 2012. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 4.1% and 10.5% to $4,974,328 and $9,806,442 for the three and six months ended February 29, 2012, respectively, compared to the three and six months ended February 28, 2011, primarily a result of increased demand and sales of Natur-Tec® products.

  Net sales of Natur-Tec® products increased 84.3% to $783,017 during the six months ended February 29, 2012 compared to $424,818 during the six months ended February 28, 2011.

  NTIC's consolidated net sales for the six months ended February 29, 2012 included $1,216,532 of sales made by NTIC's majority-owned subsidiary in Brazil, and of those sales, $150,861 were made to the oil and gas industry sector in Brazil, compared to sales of $1,551,623 made by NTIC's majority-owned subsidiary in Brazil during the same period in fiscal 2011, including sales of $627,022 to the oil and gas industry sector.

  During the second quarter of fiscal 2012, the value of NTIC's Phase 2 supply contract with Petrobras was increased by $657,000 (BRL$ 1.15 million) in ZERUST® products, bringing the total Phase 2 contract value to $3.1 million (BRL$ 5.36 million).  NTIC's majority-owned subsidiary in Brazil delivered the entire remaining balance of this Phase 2 contract to Petrobras after the end of the second quarter of fiscal 2012. Accordingly, NTIC's financial results for the third quarter of fiscal 2012 will reflect this approximately $2.5 million (BRL$ 4.38 million) in sales to Petrobras.

  Sales by NTIC's joint ventures increased 2.6% to $54,792,662 for the six months ended February 29, 2012 compared to $53,405,322 for the six months ended February 28, 2011.

  Net income attributable to NTIC decreased 15.4% to $1,564,950, or $0.35 per diluted common share, for the six months ended February 29, 2012 compared to $1,848,820, or $0.42 per diluted common share, for the six months ended February 28, 2011. Net income attributable to NTIC decreased 36.3% to $606,193, or $0.14 per diluted common share, for the three months ended February 29, 2012 compared to $949,039, or $0.22 per diluted common share, for the three months ended February 28, 2011.

"The March 2012 delivery of over $3 million in ZERUST® products to Petrobras represented the single largest delivery to a customer in NTIC's history, and promises to give a nice boost to our third quarter of fiscal 2012 results when we report such results later in July. In the meantime, we were pleased with the healthy sales growth in North and South America during second quarter of fiscal 2012.  Strong sales growth in other regions, however, is proving to be elusive for us as the ongoing sovereign debt crises in various European countries have adversely affected sales in not only countries in Europe, but also key supplier counties like China and India. We are being exceptionally cautious as we watch for firm signs of recovery in Europe and worldwide," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

During the three and six months ended February 29, 2012, sales of ZERUST® products and services decreased 0.1% and increased 6.8% to $4,570,779 and $9,023,425 during the three and six months ended February 29, 2012, respectively, compared to $4,576,313 and $8,451,741 during the three and six months ended February 28, 2011, respectively, due to changes in demand from existing customers and the addition of new customers.

During the three and six months ended February 29, 2012, 8.1% and 8.0%, of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 4.2% and 4.8% during the three and six months ended February 28, 2011, respectively. Net sales of Natur-Tec® products increased 100.0% and 84.3% during the three and six months ended February 29, 2012 compared to the three and six months ended February 28, 2011. These increases were due to increased sales to Natur-Tec® distributors on the West Coast of the United States. NTIC has continued to strengthen and expand its West Coast distribution network in California, as well as expand its industrial distribution reach to geographical "green" hotspots such as Oregon, Washington, Minnesota and New England.

"We continue to see tremendous opportunities for finished bioplastic products and continue to strengthen and expand our North American distribution network for finished Natur-Tec bioplastic products. At the same time, we learned at the beginning of March 2012 that the Italian government was delaying the broader enforcement of its ban on non-biodegradable plastic supermarket bags until the end of 2012. This will cause a marked decrease in the Natur-Tec® sales expectations we had for this region in the second half of our fiscal year 2012," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

NTIC's equity in income of joint ventures increased 8.4% and decreased 8.6% to $1,224,675 and $2,582,355, respectively, during the three and six months ended February 29, 2012 compared to $1,129,659 and $2,824,790 during the three and six months ended February 28, 2011, which was primarily a result of changes in the profitability of NTIC's largest joint venture, EXCOR in Germany during the most recent periods. NTIC recognized a 7.4% and 3.9% decrease in fees for services provided to joint ventures during the three and six months ended February 29, 2012 compared to the three and six months ended February 28, 2011, respectively. These decreases were primarily a result of the weakening of the EURO and other currencies compared to the U.S. dollar, and correlated with a 1.2% decrease and 2.6% increase in total net sales of NTIC's joint ventures to $25,997,430 and $54,792,662 during the three and six months ended February 29, 2012, respectively, compared the three and six months ended February 28, 2011.

NTIC's total operating expenses increased slightly, or 0.7%, to $6,718,296 during the six months ended February 29, 2012 compared to the six months ended February 28, 2011.

NTIC incurred $1,789,082 and $2,100,626 of expense during the six months ended February 29, 2012 and February 28, 2011, respectively, in connection with its research and development activities.  These represent net amounts after being reduced by reimbursements related to certain research and development contracts. Such reimbursements totaled $228,576 and $212,992 for the six months ended February 29, 2012 and February 28, 2011, respectively. NTIC anticipates that it will spend between $4,000,000 and $4,200,000 in total during fiscal 2012 on research and development activities related to its new technologies. This estimate is a net range after being reduced by anticipated reimbursements related to certain research and development contracts.

Net income attributable to NTIC decreased 36.3%, to $606,193, or $0.14 per diluted common share, for the three months ended February 29, 2012 compared to $949,039, or $0.22 per diluted common share, for the three months ended February 28, 2011. Net income attributable to NTIC decreased 15.4%, to $1,564,950, or $0.35 per diluted common share, for the six months ended February 29, 2012 compared to $1,848,820, or $0.42 per diluted common share, for the six months ended February 28, 2011. This decrease was primarily the result of a decrease in income from NTIC's joint ventures.

NTIC's working capital was $11,871,035 at February 29, 2012, including $3,335,798 in cash and cash equivalents, compared to $9,085,748 at August 31, 2011, including $3,266,362 in cash and cash equivalents.

Outlook

For the fiscal year ending August 31, 2012, NTIC expects its net sales to range between $23.0 million and $24.5 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil, and expects net income attributable to NTIC to range between $4.7 million and $5.0 million, or between $1.08 and $1.14 per diluted common share.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Daylight Savings Time to review its results of operations for the second quarter of fiscal 2012 and future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 60624785.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. In addition, NTIC markets proprietary bio-plastic technologies under the Natur-Tec® brand. Finally, NTIC's Polymer Energy® joint venture manufactures and sells advance waste plastic to fuel conversion machines.

The Northern Technologies International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5481

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should" or words of similar meaning, the use of future date and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order:  NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis and the related economic and political unrest in Europe; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 29, 2012 (UNAUDITED)
AND AUGUST 31, 2011 (AUDITED)
	February 29, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 3,335,798	$ 3,266,362
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at February 29, 2012 and August 31, 2011	2,746,853	2,515,316
Trade joint ventures	1,465,840	1,149,666
Fees for services provided to joint ventures	1,965,116	2,129,911
Inventories	3,936,941	3,842,854
Prepaid expenses	786,126	364,805
Deferred income taxes	221,600	221,600
Total current assets	14,458,274	13,490,514

PROPERTY AND EQUIPMENT, NET	3,544,149	3,636,335

OTHER ASSETS:
Investments in joint ventures	18,900,336	20,559,509
Deferred income taxes	1,410,700	1,410,700
Patents and trademarks, net	910,721	903,038
Other	43,846	39,646
Total other assets	21,265,603	22,912,893
Total assets	$ 39,268,026	$ 40,039,742

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of note payable	76,119	76,119
Accounts payable	1,104,046	2,032,614
Income tax payable	130,755	195,762
Accrued liabilities:
Payroll and related benefits	846,956	1,629,355
Deferred joint venture royalties	288,000	288,000
Other	141,363	182,916
Total current liabilities	2,587,239	4,404,766

NOTE PAYABLE, NET OF CURRENT PORTION	971,474	1,009,533

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and Outstanding	--	--
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,399,290 and 4,353,058, respectively	87,986	87,061
Additional paid-in capital	10,935,216	10,137,809
Retained earnings	23,376,789	21,811,838
Accumulated other comprehensive income	1,250,368	2,496,940
Stockholders' equity	35,650,359	34,533,648
Non-controlling interest	58,954	91,795
Total equity	35,709,313	34,625,443
Total liabilities and stockholders' equity	$ 39,268,026	$ 40,039,742

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011

	Three Months Ended		Six Months Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
NET SALES:
Net sales, excluding joint ventures	$ 4,125,618	$ 4,093,107	$ 8,403,261	$ 7,539,410
Net sales, to joint ventures	848,710	685,011	1,403,181	1,337,149
Total net sales	4,974,328	4,778,118	9,806,442	8,876,559

Cost of goods sold	3,480,082	3,006,232	6,689,558	5,696,937
Gross profit	1,494,246	1,771,886	3,116,884	3,179,622

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,224,675	1,129,659	2,582,355	2,824,790
Fees for services provided to joint ventures	1,298,126	1,402,149	2,743,378	2,853,929
Total joint venture operations	2,522,801	2,531,808	5,325,733	5,678,719

OPERATING EXPENSES:
Selling expenses	1,014,082	921,554	2,122,568	1,920,607
General and administrative expenses	1,100,812	1,069,636	2,370,825	2,173,803
Expenses incurred in support of joint ventures	235,557	249,275	435,821	477,996
Research and development expenses	974,777	907,170	1,789,082	2,100,626
Total operating expenses	3,325,228	3,147,635	6,718,296	6,673,032

OPERATING INCOME	691,819	1,156,059	1,724,321	2,185,309

INTEREST INCOME	12,631	676	20,691	4,609
INTEREST EXPENSE	(7,284)	(22,241)	(13,250)	(45,475)
OTHER INCOME	6,825	6,725	13,650	13,650

INCOME BEFORE INCOME TAX EXPENSE	703,991	1,141,219	1,745,412	2,158,093

INCOME TAX EXPENSE	100,000	140,000	206,000	262,000

NET INCOME	603,991	1,001,219	1,539,412	1,896,093

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	(2,202)	52,180	(25,538)	47,273

NET INCOME ATTRIBUTABLE TO NTIC	$ 606,193	$ 949,039	$ 1,564,950	$ 1,848,820

NET INCOME PER COMMON SHARE:
Basic	$ 0.14	$ 0.22	$ 0.36	$ 0.43
Diluted	$ 0.14	$ 0.22	$ 0.35	$ 0.42

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,398,356	4,340,934	4,398,356	4,281,399
Diluted	4,466,435	4,419,921	4,466,435	4,351,177
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600